UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 15, 2012 (June 14, 2012)

SHOE CARNIVAL, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 East Columbia Street, Evansville, IN	47715
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(812) 867-6471

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            At the 2012 Annual Meeting of Shareholders of Shoe Carnival, Inc. (the "Company") held on June 14, 2012, the Company's shareholders approved amendments (collectively, the "Amendments") to the 2000 Stock Option and Incentive Plan (the "Plan"). The Amendments increased the maximum number of shares with respect to which awards may be made under the Plan by 900,000 shares, to 3,900,000 shares. The Amendments also (1) modified the definition of a change in control such that a change in control would occur upon the consummation of a transaction in which the Company ceases to be an independent publicly owned entity or for a sale or other disposition of all or substantially all of the assets of the Company, rather than upon the approval by the Company's shareholders of an agreement providing for such a transaction; and (2) revised the provision governing the payment of dividends on shares of restricted stock.

The Amendments to the Plan were approved by the Company's Board of Directors on March 23, 2012 and April 18, 2012, subject to shareholder approval.

A copy of the Plan, as amended, is attached hereto as Exhibit 10-L and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.

The Company held its 2012 Annual Meeting of Shareholders on June 14, 2012.  The following is a summary of the matters voted on at the meeting, as described in detail in the Company's definitive Proxy Statement filed on May 7, 2012, and the voting results for each matter.

1.	The two nominees for director were elected to serve three-year terms expiring at the 2015 annual meeting of shareholders and until their successors are elected and have qualified, as follows:

Nominee	For	Withhold	Broker Non-Votes
Kent A. Kleeberger	12,095,197	228,303	791,174
Joseph W. Wood	12,200,858	122,642	791,174

2.	By the following vote, the shareholders approved the advisory (non-binding) vote on the compensation paid to the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
10,288,002	2,029,435	6,063	791,174

3.	By the following vote, the shareholders approved the Amendments to the Plan:

For	Against	Abstain	Broker Non-Votes
12,102,719	218,295	2,486	791,174

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4.	The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal 2012 was ratified by the following shareholder vote:

For	Against	Abstain	Broker Non-Votes
12,959,644	150,838	4,192	0

Item 8.01.    Other Events.

On June 15, 2012, the Company issued a press release announcing that its Board of Directors has approved the payment of a quarterly cash dividend to shareholders.  The initial quarterly cash dividend of $0.05 per share will be paid on July 16, 2012, to shareholders of record as of the close of business on July 2, 2012. A copy of this press release is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits:

    The following items is filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Exhibit
10-L	Shoe Carnival, Inc. 2000 Stock Option and Incentive Plan, as amended June 14, 2012
99.1	Press Release of the Company dated June 15, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.

Dated: June 15, 2012	By:	/s/ W. Kerry Jackson
W. Kerry Jackson
Executive Vice President and Chief Financial Officer

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